NEW YORK HEALTH CARE, INC.

                      PROXY FOR NEW YORK HEALTH CARE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned, a holder of record of shares of Common Stock, par value $.01 per share ("Common Stock") of New York Health Care, Inc. ("New York Health Care" or the "Company"), hereby revokes all prior proxies and appoints Jerry Braun and Jacob Rosenberg, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders and any adjournments, postponements or rescheduling thereof, and instructs said proxies to vote as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS REFERRED TO IN (1) THROUGH (8) BELOW PROVIDED YOU HAVE SIGNED THIS PROXY.

            PLEASE INDICATE YOUR PROPOSAL SELECTION BY PLACING AN "X"
                             IN THE APPROPRIATE BOX.

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1.   To  consider  and vote upon a proposal  to approve  and adopt the Stock for        oFOR   o AGAINST   oABSTAIN
     Stock Exchange Agreement (the "Exchange Agreement") between the Company and the Bio Balance Corp.  ("Bio  Balance")  pursuant to which Bio Balance will become a  wholly-owned  subsidiary  of the  Company  and each  share of Bio
     Balance  Common Stock,  and each Warrant to Purchase  shares of Bio Balance
     Common Stock, will be exchanged for one share of the Company's Common Stock and one Common Stock Purchase Warrant of the Company.

2.   To  approve  an  amendment  to the New  York  Health  Care  Certificate  of        oFOR   o AGAINST   oABSTAIN
     Incorporation  increasing  the  authorized  shares of New York  Health Care common stock from 50,000,000 shares to 100,000,000 shares;

3.   To  approve  an  amendment  to the New  York  Health  Care  Certificate  of        oFOR   o AGAINST   oABSTAIN
     Incorporation.  increasing  the  authorized  shares of New York Health Care preferred stock from 2,000,000 shares to 5,000,000 shares;

4.   To  approve  an  amendment  the  New  York  Health  Care   Certificate   of        oFOR   o AGAINST   oABSTAIN
     Incorporation  providing for a 1-for-1.5  share reverse split of all of the issued and  outstanding  shares of New York Health  Care's  common stock to occur on the day before the closing of the Bio Balance merger;

5.   For the election of Jerry Braun, Jacob Rosenberg,  H. Gene Berger,  Charles        oFOR   o AGAINST   oABSTAIN
     J. Pendola, Paul Stark and David C. Katz (the election of Mr. Stark and Mr.
     Katz is to be  effective  only  upon  the  completion  of the  Bio  Balance transaction);

6.   To approve an  amendment  to the New York  Health  Care stock  option  plan        oFOR   o AGAINST   oABSTAIN
     authorizing an additional  3,230,000  shares of New York Health Care common stock for issuance as stock options;
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7.   To approve the change of control (parachute payment)  provisions  contained        oFOR   o AGAINST   oABSTAIN
     in the senior executive officers employment agreements approved by New York
     Health Care Compensation Committee; and


8.   To transact such other  business as may properly come before the meeting or        oFOR   o AGAINST   oABSTAIN
     any other adjournment or adjournments thereof.

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IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
AS MAY PROPERLY COME BEFORE THE MEETING ON BEHALF OF THE UNDERSIGNED.


                                        ----------------------------------------
                                                    (Signature(s)


                                        ----------------------------------------
                                                   (Print name(s)signed above)

                                        IF SIGNATURE IS BY A PERSON  ACTING IN A
                                        REPRESENTATIVE  OR FIDUCIARY CAPACITY
                                        (e.g. CORPORATE OFFICER OR TRUSTEE),
                                        PLEASE PROVIDE TITLE

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                                        Date:
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